Exhibit 10.23.2

Mark Crossley

Via email

April 25, 2024

Dear Mark,

RE: Amendment to your Confidentiality and Post Termination Restrictions.

Following our recent discussions, as you are aware, in order to comply with the Securities and Exchange Commission ("**SEC**") recent whistleblower enforcements of Rule 21F-17 (the "**SEC Whistleblower Rules**"), certain changes are required to your contract of employment with Indivior UK Limited ("**Contract**").

As agreed, the confidentiality provisions of your Contract are amended to also include the wording below. These changes will be effective from the date of this letter.

> *"With the exception for information that is protected from disclosure by any applicable law or privilege, nothing in this Agreement prohibits or limits you or your counsel from initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, among others, the Securities and Exchange Commission, in connection with any reporting of, investigation into, or proceeding regarding suspected violations of law For the avoidance of doubt, nothing in this Agreement shall prevent you from making any protected disclosure within the meaning of section 43A of the Employment Rights Act 1996 "*

All of the remaining terms of your Contract shall remain in full force and effect.

The SEC Whistleblower Rules are meant to encourage you, as an employee, to report any potential misconduct and workplace violations, and protect you from any retaliation. We encourage you to review our Whistleblower Policy and familiarise yourself with the SEC Whistleblower Rules

Please indicate your acceptance by signing and returning the attached copy of this letter to Julian Edwards as soon as possible. You should keep your signed copy of this letter safe together with your Contract, which shall be amended by this letter.

If you have any questions regarding the SEC Whistleblower Rules, please do not hesitate to contact David Wisniewski, Associate General Counsel, at david wisniewski@Indivior.com.

Yours sincerely

Julian Edwards

For and on behalf of Indivior UK Limited

I agree that my contract of employment shall be varied by the revised terms set out in this letter with immediate effect. Signed: /s/ Mark Crossley Mark Crossley Dated: 4/26/2024 SIGNED AS A DEED By Mark Crossley in the presence of. Witness Signature: /s/ Jon Fogle Name: Jon C Fogle Address: 10710 Midlothian Turnpike Suite 125 N. Chesterfield, VA 23235 Occupation: CHRO